EXHIBIT 1(c)











                           NEW CENTURY ENERGIES, INC.

                                  COMMON STOCK

                       STANDARD PROVISIONS - DIRECT SALES

                        FORM OF PLACEMENT AGENT AGREEMENT

                           NEW CENTURY ENERGIES, INC.
                                  COMMON STOCK
                       STANDARD PROVISIONS - DIRECT SALES
                            PLACEMENT AGENT AGREEMENT


     From time to time, New Century Energies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company") may enter into agreements that provide for the offer of designated securities through the agent or agents named therein. The standard provisions set forth herein may be incorporated by reference in any such agreement (the "Placement Agreement"). The Placement Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as "this Agreement." The term "Common Stock" shall mean the Common Stock, par value $1.00 per share, of the Company and for each share of Common Stock shall include a right (the "Rights") to purchase one one-hundredth of a share of preferred stock of the Company issued under the Rights Agreement, dated August 1, 1997 between the Company and The Bank of New York, as Rights Agent. Unless otherwise defined herein, terms defined in the Placement Agreement are used herein as therein defined.

     The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder (collectively called the "Act"), with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (including a prospectus), relating to the Company's Common Stock, which pursuant to Item 12 of Form S-3 incorporates by reference documents which the Company has filed in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively called the "Exchange Act"). Such registration statement has been declared effective by the Commission. Promptly upon the execution of this Agreement, the Company will prepare a prospectus supplement relating to the Common Stock to be sold by the Company pursuant to the applicable Placement Agreement (the "Prospectus Supplement"). The Company may have furnished to you, for your use as the Placement Agent (as defined in the Placement Agreement), copies of one or more preliminary prospectuses and the documents so incorporated therein (each thereof, including the documents so incorporated therein, is herein called the "Preliminary Prospectus"). The terms Registration Statement and Prospectus shall have the meanings ascribed to them in the Placement Agreement.

     1. Introductory. The Company proposes to issue and sell form time to time Common Stock registered under the Registration Statement. The shares of Common Stock referred to in the Placement Agreement are hereinafter referred to as the "Shares."

     The Placement Agent will act as agent for the Company in arranging for the purchase of the Shares by the Investors (as defined in the Placement Agreement).

     Procedural details relating to the sale of the Shares, the issue and delivery of certificates representing the Shares and payment for the Shares are set forth in the Common Stock Procedures attached hereto as Exhibit A (the "Procedures"). The Placement Agent and the Company each agree to perform the respective duties and obligations to be performed by them as provided in the Procedures.

     2. Delivery and Payment. The Company will deliver the certificates for the Shares to the Investors in certificated form unless otherwise specified in the Placement Agreement at the place specified in the Placement Agreement, against payment of the purchase price by wire transfer of immediately available funds (or as otherwise agreed to by the parties and specified therein), at the time set forth in the Placement Agreement, such time being herein referred to as the "time of purchase." Unless otherwise provided for in the Placement Agreement, any certificates for the Shares so to be delivered will be in such denominations and registered in such names as the Placement Agent requests in writing not later than 10:00 A.M.,(1) on the third business day prior to the time of purchase, or, if no such request is received, in the names of the respective Investors in the denominations you, as Placement Agent, have specified are to be purchased by each of them pursuant to this Agreement. For the purpose of expediting the checking of any certificates for the Shares, the Company agrees to make such certificates available to the Placement Agent at the place specified in the Placement Agreement registered in

----------

1     Times mentioned herein are New York City Time.

such names and denominations not later than 10:00 A.M. on the first business day preceding the time of purchase.(2)

     3. Certain Covenants of the Company. The Company agrees:

     (a) As soon as possible after the execution and delivery of this Agreement to file, or transmit for filing, the Prospectus with the Commission pursuant to its rule 424 under the Act;

     (b) To file no amendment or supplement to the Registration Statement or Prospectus (other than a required filing under the Exchange Act) subsequent to the execution of this Agreement and prior to the time of purchase to which you object in writing;

     (c) To furnish such proper information as may be required and otherwise to cooperate in qualifying the Shares for sale under the laws of such jurisdictions as you may designate; provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (d) To the extent not previously furnished to the Placement Agent, to furnish to the Placement Agent one signed copy of the Registration Statement, as initially filed with the Commission, of all amendments thereto, and of all documents incorporated by reference therein (including unsigned copies of all exhibits filed therewith, other than exhibits which have previously been furnished to you), one signed copy of each consent and certificate of independent accountants and of each other person who by his profession gives authority to statements made by him and who is named in the Registration Statement as having prepared, certified or reviewed any part thereof;

     (e) To deliver to the Placement Agent from time to time, without charge, as many copies of the Prospectus in final form and any documents incorporated by reference therein at or after the date thereof (or as amended or supplemented, if the Company shall have made any amendment or supplement after the

----------

2 As used herein, "business day" shall mean a day on which the New York Stock Exchange is open for trading.

effective date of the Registration Statement) as the Placement Agent may reasonably request for the purposes contemplated by the Act;

     (f) To advise the Placement Agent promptly (confirming such advice in writing) of any official request made by the Commission for amendments to the Registration Statement or Prospectus or for additional information with respect thereto, or of official notice of institution of proceedings for or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such order should be entered by the Commission, to make every reasonable effort to obtain the lifting or removal thereof as soon as possible, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose;

     (g) To apply the net proceeds from the sale of the Shares in the manner set forth in the Prospectus;

     (h) To furnish to the Placement Agent during a period of five years from the time of purchase (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year and (ii) from time to time, copies of any reports or other communications which it shall file with the Commission or any governmental agency substituted therefor under the Exchange Act or sent to its public stockholders, or holders of the Shares;

     (i) To advise you of the happening of any event known to the Company within the time during which a prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus or any amended or supplemented Prospectus or in the information incorporated by reference therein so that as thereafter delivered to purchasers such Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and on request to prepare and furnish to you, such amendments or supplements (including appropriate flings under the Exchange Act) to the Prospectus as may be necessary to reflect any such change, provided that the Company shall be so obligated only so long as a prospectus relating to the Shares is required to be delivered under the Act;

     (j) As soon as practicable, to make generally available to its security holders an earnings statement (as contemplated by Rule 158 under the Act) covering a period of twelve months after the effective date of the Registration Statement;

     (k) to pay the reasonable fees and expenses of counsel for the Placement Agent and other out-of-pocket costs of the Placement Agent; all such amounts to be payable by the Company whether or not the Shares are issued and sold by the Company and purchased by the Investors;

     (l) To pay all expenses, fees and taxes (other than transfer taxes) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus and the Prospectus, any documents incorporated by reference therein at or after the date thereof and any amendments or supplements thereto, and the printing or reproduction and furnishing of copies of each to the Placement Agent and the Investors, (ii) the issue, sale and delivery of the Shares and the listing of the Shares on the NYSE, (iii) the printing or reproduction of this Agreement and the opinions and letters referred to in
Section 4(a) hereof, (iv) the qualification of the Shares for sale under state laws as aforesaid, and all filing fees, and (v) the performance of the Company's other obligations hereunder; all such amounts to be payable by the Company whether or not the Shares are issued and sold by the Company and purchased by the Investors;

     (m) To furnish to you as early as practicable prior to the time of purchase, but no later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company which have been read by the Company's independent public accountant as stated in their letter to be furnished pursuant to Section 4(a) of this Agreement.

     4. Conditions of Placement Agent's Obligations. The obligations of the Placement Agent hereunder are subject to the following conditions:

     (a) That, at the time of purchase, the Placement Agent shall receive the signed opinions of counsel for the Company and counsel for the Placement Agent, substantially in the forms heretofore furnished to the Placement Agent and addressed to the Placement Agent; and that, at the time of purchase, the Placement Agent shall receive the signed letters of the independent public accountants of the Company, substantially in the form heretofore furnished to the Placement Agent and in substance satisfactory to, and addressed to, the Placement Agent;

     (b) That, prior to the time of purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act by the Commission and at such time of purchase no proceedings therefor shall be pending or threatened;

     (c) That, at the time the Registration Statement became effective, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that at the time of purchase the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, other than any statement contained in, or any matter omitted from, the Registration Statement or the Prospectus in reliance upon, and in conformity with, information furnished in writing by the Placement Agent expressly for use therein with respect to the Placement Agent;

     (d) That, subsequent to the respective dates as of which information is given in the Registration Statement and in the Prospectus, and prior to the time of purchase, in your opinion no material adverse change, or any development involving a prospective material adverse change, in the condition of the Company, financial or otherwise, shall have taken place (other than as referred to in or contemplated by the Registration Statement and Prospectus as of such time);

     (e) That, at the time of purchase, the Company shall have performed all of its obligations under this Agreement and under the Placement Agreement which are to be performed by the terms hereof at or before the time of purchase;

     (f) That the Company shall, at the time of purchase, deliver to the Placement Agent a signed certificate of two of its executive officers stating that, subsequent to the respective dates as of which information is given in the Registration Statement and in the Prospectus, and prior to the time of purchase, no material adverse change, or any development involving a prospective material adverse change, in the condition of the Company, financial or otherwise, shall have taken place (other than as referred to in or contemplated by the Registration

Statement and Prospectus as of such time) and also covering the matters set forth in (c) and (e) of this Section 4; and

     (g) That, at the time of purchase, the New York Stock Exchange shall have approved for listing upon official notice of issuance, the Shares.

     5. Warranties and Representations of and Indemnity by the Company. The Company warrants and represents that

     (a) When the Registration Statement became effective, the Registration Statement complied in all material respects, and, when the Prospectus is first filed, or transmitted for filing, pursuant to Rule 424 under the Act, the Prospectus will comply in all material respects with the provisions of the Act; when the Registration Statement became effective, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, when the Prospectus is first filed, or transmitted for filing, pursuant to Rule 424 under the Act, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in, or any matter omitted from, the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing by the Placement Agent to the Company expressly for use with reference to the Placement Agent in the Registration Statement or Prospectus;

     (b) The documents incorporated by reference in the Prospectus comply in all material respects with the requirements of the Exchange Act and any additional documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act, and such documents do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and

     (c) The Placement Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company.

     (d) The financial statements included in the Registration Statement present fairly the financial position of the Company and its consolidated subsidiaries, Public Service Company of Colorado and its consolidated subsidiaries or Southwestern Public Service Company and its consolidated subsidiries, as the case may be, as at the dates indicated and the results of their operations for the periods specified; and, except as otherwise stated in the Registration Statement, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved and the supporting financial schedules included in the Registration Statement present fairly the information required to be stated therein. Arthur Andersen LLP and Deloitte & Touche LLP, the accountants who certified certain of such financial statements and financial schedules, are independent certified public accountants as required by the Act.

     (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Registration Statement.

     (f) The outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable. The issuance and sale by the Company of the Shares pursuant to the Placement Agreement have been duly authorized by all necessary corporate action and, when issued and delivered by the Company pursuant to the Placement Agreement against payment of the consideration therefor specified therein, the Shares will be duly and validly issued and fully paid and non-assessable. The Shares conform to all statements relating thereto contained in the Registration Statement; and the issuance of the Shares is not subject to preemptive rights.

     (g) The execution and delivery of the Placement Agreement, the incurrence of the obligations therein set forth and the consummation of the transactions therein contemplated will not conflict with or constitute a breach of, or default under, the Restated Certificate of Incorporation, as it may have been amended, or By-Laws of the Company or any contract, lease, note, mortgage or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or any law, administrative regulation or administrative or court order.

     (h) The approval of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, which is required for the issuance and sale of the Shares, has been obtained. No further consent or authorization of, or approval by, any other governmental or regulatory body is necessary in connection with the issuance and sale by the Company of the Shares pursuant to the Placement Agreement, except that there must be compliance with the securities laws in the jurisdictions in which the Shares are to be offered and sold.

     (i) Each of the Company's direct and indirect subsidiaries has been duly incorporated, is validly existing and is in good standing under the laws of its respective jurisdictions of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its respective ownership of properties or the conduct of its respective business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and has the corporate power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged.

     (j) The Company directly or indirectly has good and marketable title to all of the common stock of its direct and indirect subsidiaries which the Registration Statement and Prospectus disclose as being owned by it, free and clear of all liens and encumbrances, except such as do not materially affect the value thereof, and the common stock of each of such subsidiaries has been duly and validly issued and is fully paid and nonassessable.

     The Company agrees to indemnify and hold harmless the Placement Agent, and any person who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reimbursement of the reasonable fees and expenses of counsel and other reasonable expenses as incurred in connection with investigating, defending or settling any such claim) which arises out of or is based upon any alleged untrue statement of a material fact in the Registration Statement, any prospectus contained in the Registration Statement, at the time it became effective or the Prospectus, or any related preliminary prospectus, or arises out of or is based upon any alleged omission to state therein a material fact required to be stated therein or necessary to make the statement made therein not misleading. The foregoing shall not cover any such loss, expense, liability or claim, however, which arises out of or is based upon any alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by the Placement Agent to the Company expressly for use with reference to the Placement Agent in, any such documents or arises out of or is based upon any alleged omission to state a material fact in connection with such information required to be stated in any such documents or necessary to make such information not misleading.

     If any action is brought against the Placement Agent or controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Placement Agent shall promptly notify the Company in writing or by telephone, confirmed in writing, of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses (it being understood that the failure to so notify the Company shall not relieve the Company from any liability, which it may have otherwise than under this section except to the extent that the Company shall be materially prejudiced thereby). The Placement Agent or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Placement Agent or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one counsel (in addition to local counsel) for all indemnified parties selected by you shall be borne by the Company. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Company's indemnity agreement contained in this Section 5 and its warranties and representations contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or controlling person, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company agrees promptly to notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any of its officers or direc-tors in connection with the issue and sale of the Shares or with such Registration Statement or Prospectus.

     6. Warranties and Representations of the Placement Agent. The Placement Agent warrants and represents that:

     (a) The information furnished in writing by the Placement Agent to the Company expressly for use with reference to the Placement Agent in the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading; and

     (b) The Placement Agreement has been duly authorized and executed by the Placement Agent and constitutes a valid and binding agreement of the Placement Agent.

     7. Contribution. If the indemnification provided for in Section 5 above is unavailable in respect of any losses, expenses, liabilities or claims referred to therein, then the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses except to the extent that contribution to liabilities and expenses is not permitted under the Act or the Exchange Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Shares (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Placement Agent and such controlling persons agree that it would not be equitable if the amount of such contributions were determined by pro rata or per capita allocations (even if the Placement Agent and such controlling persons were treated as one entity for such purpose). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The contribution agreement contained in this Section 7 shall remain in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any controlling person and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

     8. Notices. All statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Placement Agent, shall be sufficient in all respects if delivered or sent by registered mail to the address furnished in writing for the purpose of such statements, requests, notices and agreements hereunder, and, if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the Company at New Century Energies, Inc., 1225 17th Street, Denver, Colorado 80202, Attention: Chief Financial Officer.

     9. Construction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this agreement.

     10. Successors and Assigns. The Agreement herein set forth has been and is made solely for the benefit of the Placement Agent and the controlling persons referred to in Section 5 hereof, and their respective successors, assigns, executors and administrators, and no other person shall acquire or have any right under or by virtue of this Agreement. Nothing to this Agreement is intended or shall be construed to give to any other person, firm or corporation (including, without limitation, any Investor or any subsequent holder of any Shares) any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

     The term "successor" as used in this Agreement shall not include any Investor, as a purchaser, of any Shares or any subsequent holder thereof.

     11. Counterparts. This Agreement may be executed in any number of counterparts which, taken together, shall constitute one and the same instrument.

                           NEW CENTURY ENERGIES, INC.

                               PLACEMENT AGREEMENT

                                  COMMON STOCK



New Century Energies, Inc.
1225 17th Street
Denver, Colorado 80202

     Referring to the Common Stock, par value $1.00 per share, of New Century Energies, Inc. (the "Company")covered by the registration statement on Form S-3 (No. 333-40361), such registration statement including (i) the prospectus included therein, dated November 21, 1997 and the prospectus supplement dated December 4, 1997 relating to the Common Stock to be placed hereunder filed under rule 424 (such prospectus as so supplemented, including each document incorporated by reference therein is hereinafter called the "Prospectus") and
(ii) all documents filed as part thereof or incorporated by reference therein, is hereinafter called the "Registration Statement," on the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions herein set forth, the agent signing this Placement Agreement (the "Placement Agent") agrees to act as the Company's exclusive placement agent and thereby use all reasonable efforts to solicit offers to purchase a maximum of 5,900,000 Shares from such institutional purchasers which as the Company has agreed the Placement Agent may so solicit. The institutional purchasers who agree to purchase the Shares at the time of purchase referred to below are herein referred to as the "Investors". As compensation for its services hereunder the Placement Agent shall be paid $0.1411 per Share purchased by the Investors at the time of purchase.

     The price at which the Shares shall be sold to the Investors shall be $42.75 per share. The names and addresses of the Investors and the number of Shares to be purchased by each Investor shall be provided to the Company by 10:00 A.M. on the second business day prior to the time of purchase.

     The Company will not offer or sell any of its Common Stock or any securities convertible into or exchangeable for Common Stock, or publicly announce an intention to effect any such transaction, prior to January 30, 1998 without your prior written consent, except for sales pursuant to the Company's

Dividend Reinvestment and Cash Payment Plan or pursuant to any employee benefit plan or director's compensation plans.

The Shares will be
delivered in the
following form:               Book Entry

Payment for Shares
will be made in the
following funds:              Immediately Available Funds

The time of purchase
shall be:                     10:00 A.M. Wednesday, December 10, 1997

The place(s) at which
the Shares shall be
delivered and sold
shall be:                     Cahill Gordon & Reindel, 80 Pine Street
                              New York, NY 10005

Other terms:                  None


     Notices to the Placement Agent shall be sent to the following address or telecopier number:

                         Smith Barney Inc.
                         7 World Trade Center
                         New York, NY  10048
                         Telecopier No: (212)783-4164
                         Attn:

     All of the provisions contained in the document entitled "New Century Energies, Inc. Common Stock, Standard Provisions - Direct Sales, Form of Placement Agent Agreement," a copy of which has been previously furnished to the Placement Agent, are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the Placement Agent in accordance with its terms.

                                   Yours very truly,

                                   Smith Barney Inc.



                                   By: _____________________
                                       Title: ______________




The foregoing Placement Agreement
is hereby confirmed as of the
date first above written

NEW CENTURY ENERGIES, INC.

By ________________________
   Title: _________________

                                                                       EXHIBIT A


                                   PROCEDURES





                [PROCEDURES TO BE ATTACHED TO EXECUTED AGREEMENT]